As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Address of Principal Executive Offices)  (Zip Code)

Lee M. Shumway, Chief Financial Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Charles D. Maguire, Esq.

Todd M. Kaye, Esq.

Bryan Cave LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado  80203

(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	93,333,333	(1)	$0.27	(2)	$25,199,999.91	(2)	$2,920.68

(1)         Represents shares of common stock of the Registrant to be offered for resale by the selling stockholders identified in this Registration Statement and related prospectus, consisting of (a) 13,333,333 shares of common stock held by the selling stockholders and (b) 80,000,000 shares issuable upon exercise of outstanding warrants held by selling stockholders.  Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions or pursuant to any antidilution provisions of the notes and warrants.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for the Registrant’s common stock traded on the NYSE MKT on December 21, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 22, 2016

93,333,333 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 93,333,333 shares of common stock, including 80,000,000 shares of common stock issuable upon exercise of outstanding warrants, by Amer International Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“AMER” and, collectively with any transferees, donees, pledgees, assignees or other successors-in-interest, the “selling stockholders”).  Under the terms of a purchase agreement that we have entered into with AMER, we are required to register the resale of the shares of our common stock issued to AMER and underlying the warrants held by AMER.

We will not pay any underwriting discounts or commissions on the shares of common stock issued to the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders.

Our common stock is listed on the NYSE MKT and Toronto Stock Exchange under the symbol “GMO.”  On December 21, 2016, the closing price of our common stock on the NYSE MKT was $0.27 per share and the last reported sale price on the Toronto Stock Exchange was C$0.35.

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at then prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  Such transactions may take place on the NYSE MKT or the Toronto Stock Exchange, in the over-the-counter market, or otherwise.  See “Plan of Distribution” beginning on page 10 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.  The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of common stock.  We will bear all costs, expenses and fees in connection with the registration of the common stock.

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20    .

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus.  Neither we nor the selling stockholders have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process.  Under this registration statement, the selling stockholders may, from time to time, sell up to an aggregate of 93,333,333 shares of common stock in one or more offerings.  Additionally, under the shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by one or more of the selling stockholders, including the following, if applicable:

•                  the type and amount of securities that the selling stockholders propose to sell;

•                  the initial public offering price of the securities;

•                  the names of the selling stockholders;

•                  the names of any underwriters or agents through or to which the selling stockholders will sell the securities; and

•                  any compensation of those underwriters or agents.

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference, include important information about us, our common stock and other information you should know before investing in our common stock. We may also provide a prospectus supplement to add information to, or update or change information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company, the Mt. Hope Project, Liberty Project and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  We use the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “future,” “plan,” “estimate,” “potential” and other similar expressions to identify forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements. Such risks, uncertainties and assumptions are described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2015, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

•                  our investors may lose their entire investment in our securities;

•                  we may be unable to obtain re-authorized water rights and permits, which may be subject to further judicial appeals, and may further delay the development of the Mt. Hope Project;

•                  our profitability depends largely on the success of the Mt. Hope Project, the failure of which would have a material adverse effect on our financial condition;

•                  we have not obtained, and may not obtain, alternative project financing, which could cause additional delays or expenses in developing the Mt. Hope Project;

•                  certain conditions under the AMER transaction documents may not be met, resulting in AMER not purchasing additional shares of our common stock and further delaying our ability to begin construction of the Mt. Hope Project;

•                  substantial additional financing may be required in order to continue to fund the operations of the Company and the LLC and if we are successful in raising additional capital, it may have dilutive and other adverse effects on our stockholders;

•                  POS-Minerals’ right under the LLC Agreement to approve certain major decisions regarding the Mt. Hope Project could impair our ability to quickly adapt to changing market conditions;

•                  maintaining effectiveness of current molybdenum supply agreements;

•                  fluctuations in the market price of, and demand for, molybdenum and other metals;

•                  counter party risks;

•                  the timing and changes to cost estimates for the exploration, development and production activities and estimated future production, if any;

•                  estimates related to costs of production, capital, operating and exploration expenditures;

•                  the estimation and realization of mineral reserves and production estimates, if any;

•                  inherent operating hazards of mining;

•                  title disputes or claims;

•                  climate change and climate change legislation for planned future operations;

•                  government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;

•                  compliance/non-compliance with the Mt. Hope Lease Agreement;

•                  losing key personnel and contractors or the inability to attract and retain additional personnel;

•                  reliance on independent contractors, experts, technical and operational service providers over whom we have limited control;

•                  increased costs can affect our profitability;

•                  shortages of critical parts, equipment, and skilled labor may adversely affect our development costs;

•                  legislation may make it difficult to retain or attract officers and directors and can increase costs of doing business; and

•                  provisions of Delaware law and our charter and bylaws may delay or prevent transactions that would benefit stockholders.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur.  Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events.  We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

THE COMPANY

References made in this prospectus to “we,” “our,” “us,” and the “Company” refer to General Moly, Inc. and its consolidated subsidiary Eureka Moly, LLC.

We are in the business of the exploration, development and mining of properties primarily containing molybdenum.  Our primary asset is an 80% interest in the Mt. Hope Project (“Mt. Hope Project”), a primary molybdenum property, located in Eureka County, Nevada.  The Mt. Hope Project contains proven and probable molybdenum reserves totaling 1.4 billion pounds (1.1 billion pounds owned by us) of which 1.2 billion pounds (1.0 billion pounds owned by us) are estimated to be recoverable.  In 2006, we acquired a second significant molybdenum and copper project, the Liberty Project (“Liberty Project”), located in Nye County, Nevada, which we wholly own.  The Liberty Project is anticipated to become our second molybdenum and copper operation, after commencement of commercial production at the Mt. Hope Project, with initial production dependent on market conditions.

Our corporate objective is to profitably develop and operate the Mt. Hope Project and to complete our evaluation and commence development of the Liberty Project.  We are focused on obtaining financing required to complete the development of the Mt. Hope Project, while at the same time conserving our cash resources until such financing is received.  However, the combination of depressed molybdenum prices and legal challenges to our water rights has further delayed our ongoing development efforts at the Mt. Hope Project.  In addition, we continue to evaluate potential value-accretive acquisition opportunities jointly with AMER, which made, and agreed to make an additional, significant investment in our common stock in 2015.  We also continue to evaluate the Liberty Project.

There is no assurance that we will be successful in raising the financing required to complete the development of the Mt. Hope Project, or in raising additional financing in the future on terms acceptable to us, or at all.  Further, we do not have an estimated timeframe for finalizing any financing agreements.  Potential funding sources include public or private equity offerings, arranging for use of restricted cash, or sale of non-core assets owned by the Company.  There is no assurance that we will be successful in securing additional funding.  This could result in further cost reductions, contract cancellations, and potential delays which ultimately may jeopardize the development of the Mt. Hope Project.

We were initially incorporated in Idaho under the name “General Mines Corporation” in 1925.  We have gone through several name changes and on October 5, 2007, we reincorporated the Company in the State of Delaware through a merger of Idaho General Mines, Inc. with and into General Moly, Inc., a Delaware corporation that was a wholly-owned subsidiary of Idaho General Mines, Inc. with General Moly being the surviving entity.  For purposes of the Company’s reporting status with the SEC, General Moly, Inc. is deemed a successor to Idaho General Mines, Inc. Our common stock is traded on the NYSE MKT under the symbol “GMO” and, in February 2008, the Company began trading on the Toronto Stock Exchange under the same symbol.  Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

We maintain a website at www.generalmoly.com, on which we post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Extensible Business Reporting Language (“XBRL”) documents, and any amendments to these reports under the heading “Investors” as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  We also routinely post important information about the Company on our website under the heading “Investors.”  We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.  You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549.  Information regarding the operation of the Public Reading Room may be obtained by calling the SEC at 1.800.732.0330.  The SEC also maintains a website that contains our reports and other information at www.sec.gov.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by the selling stockholders.  However, at the time the shares of common stock and warrants were originally issued to the selling stockholders, we did receive payment for the purchase price for those securities. We could receive up to $40 million in proceeds if the warrants become exercisable and are exercised in full by the selling stockholders, which proceeds would be used for general corporate purposes.

We will pay for expenses of this offering, except that the selling stockholders will pay any underwriting discounts or commissions or equivalent expenses applicable to the sale of their shares.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our Board of Directors (the “Board”).  Our Board’s ability to declare a dividend is subject to limits imposed by Delaware corporate law.  In determining whether to declare dividends, the Board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 650,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of November 3, 2016, there were 110,568,319 shares of common stock outstanding and no shares of preferred stock issued and outstanding.  All outstanding shares of common stock are fully paid and non-assessable.

The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on October 10, 2007, including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

Common Stock

All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders.  Holders of common stock are entitled to receive such dividends as may be declared by our Board out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock.  Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the common stock voting in an election of directors may elect all of the directors to be elected at any meeting of stockholders, if they choose to do so.  In such event, the holders of the remaining common stock aggregating less than 50% would not be able to elect any directors.  As permitted by Delaware law, our Bylaws provide for staggering the terms of directors by dividing the total number of directors into three groups.  We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future.  None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series.  Under our certificate of incorporation, we are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company.  Our preferred stock may be issued from time to time and our Board shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock.  As of November 3, 2016, we do not have any outstanding shares of preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our Board will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus.  This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

•                  the title and stated value;

•                  the number of shares being offered;

•                  the liquidation preference per share;

•                  the purchase price per share;

•                  the currency for which the shares may be purchased;

•                  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the company.  These provisions, among other things:

•                  provide for staggering the terms of directors by dividing the total number of directors into three groups;

•                  authorize our Board to set the terms of preferred stock;

•                  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock;

•                  authorize the calling of special meetings of stockholders only by the Board, not by the stockholders;

•                  limit the business transacted at any meeting of stockholders to those purposes specifically stated in the notice of the meeting; and

•                  prohibit stockholder action by written consent without a meeting and provide that directors may be removed only at a meeting of stockholders.

Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our Board rather than pursue non-negotiated takeover attempts.  As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent Board.

Warrants

On November 24, 2015, we issued warrants to purchase 80,000,000 shares of our common stock to AMER in connection with the closing of the first tranche of the AMER Investment Transaction described below under “Selling Stockholders—The AMER Investment Transaction.”  The warrants will become exercisable upon the date of the first drawdown under the Loan (defined below), and will expire on the earlier of the fifth anniversary of such date, or April 17, 2017, if the Loan documentation has not yet been executed.  If at any time after the 30-month anniversary of the date the warrants become exercisable, our share price exceeds $2.00 per share for 60 consecutive days, we may require AMER to exercise some or all of the warrants in our discretion.

We also have other outstanding warrants.  On December 26, 2014, we issued warrants to purchase 8,535,000 shares of our common stock, which are exercisable at $1.00 per share and will expire on December 26, 2019.  As of November 3, 2016, we also had outstanding warrants to purchase 1,000,000 shares of common stock, which are exercisable at $5.00 per share once we have received financing necessary for the commencement of commercial production at the Mt. Hope Project and will expire one year afterwards.  The shares of common stock underlying these warrants are not included in the registration statement of which this prospectus is a part.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 93,333,333 shares of common stock, including 80,000,000 shares issuable upon the exercise of warrants. There can be no assurance that the selling stockholders will sell any or all of their common stock offered by this prospectus. We do not know if, when, or in what amounts the selling stockholders may offer the common stock for sale.

The AMER Investment Transaction

On April 17, 2015, we entered into an Investment and Securities Purchase Agreement (the “Purchase Agreement”) with AMER, pursuant to which AMER agreed to (a) acquire an equity interest in the Company by purchasing the shares of our common stock, and (b) assist us in obtaining a loan from one or more prime Chinese banks to fund our share of costs related to the development of the Mt. Hope Project (the “Loan”), or approximately $700 million, including providing a guarantee of that loan.  On November 2, 2015, we and AMER entered into an amendment to the Purchase Agreement, pursuant to which the parties agreed to a three-tranche closing structure to the transactions contemplated by the Purchase Agreement.

On November 24, 2015, the parties closed the first tranche of investment under the Purchase Agreement, pursuant to which AMER invested $4 million in the Company in exchange for 13,333,333 shares of our common stock, at a price of $0.30 per share, and warrants to purchase 80,000,000 shares of common stock at an exercise price of $0.50 per share.  AMER may exercise the warrants at any time commencing on the date we first draw down funds under the Loan, and expiring on the earlier of (a) the fifth anniversary of the first Loan drawdown or (b) April 17, 2017, if the Loan documentation has not been executed by such date.

In addition, AMER and the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) pursuant to which AMER is permitted to immediately nominate one member of our Board, as well as additional directors following the completion of the third tranche closing under the Purchase Agreement, and drawdown of the Loan, respectively.  The Stockholder Agreement also governs AMER’s acquisition and transfer of shares of the Company’s common stock.

Pursuant to its rights under the Stockholder Agreement, AMER nominated Tong Zhang to serve as a director of the Company, and he was appointed to the Board on December 3, 2015.

AMER and the Company also entered into an Expense Reimbursement Agreement (the “Expense Reimbursement Agreement”) pursuant to which we agreed to deposit $2 million into a joint account (the “Joint Account”) to cover anticipated Mt. Hope financing costs and other jointly sourced business development opportunities.  Upon the closing of the second tranche under the Purchase Agreement, the Company is required to deposit an additional $1 million in the Joint Account.

Selling Stockholders

The following table sets forth certain information concerning the number of shares of our common stock beneficially owned by each selling stockholder and the number of shares of common stock that may be offered from time to time by each selling stockholder under this prospectus.  Except as set forth above under “—The AMER Investment Transaction,” none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Information about the selling stockholders may change over time. In particular, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares, warrants or the shares of common stock underlying the warrants since the date on which they provided to us information regarding their ownership of common shares and warrants. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name and Address of Beneficial Owner	Number of shares beneficially owned before the offering (1)	Number of shares offered hereby (2)	Number of shares beneficially owned after the offering(2)	Percentage of class (3)

Amer International Group Co., Ltd. (4)	13,333,333	93,333,333	0	0%
Total Shares Offered		93,333,333

(1)         Excludes 80,000,000 shares of common stock issuable upon exercise of warrants, which are not exercisable within 60 days of November 3, 2016.

(2)         Includes 80,000,000 shares of common stock issuable upon exercise of warrants.  Assumes the exercise of all warrants, and the sale of all shares offered, including all shares received on exercise of warrants.

(3)         Calculated in accordance with Rule 13d-3(d)(1)(i) under the Exchange Act, based on 110,568,319 shares of common stock outstanding as of November 3, 2016.

(4)         The address for AMER is 29/F, Block A, East Pacific International Center, 7888th Shennan Boulevard, Shenzhen 518040, China.  In connection with the closing of the first tranche under the Purchase Agreement, Tong Zhang, an employee of AMER, joined the Board pursuant to AMER’s right to designate a director under the Stockholder Agreement.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common membership units or shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of determination, may be higher or lower than the market price of our common stock on the NYSE MKT.

The selling stockholders may use any one or more of the following methods from time to time when disposing of shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

In connection with the sale of our shares, the selling stockholders may sell the shares directly or through broker-dealers acting as a principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The aggregate proceeds to each selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Under the registration agreement, we are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders have severally agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the founding members and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without restriction.

Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•                  the name of the selling stockholder;

•                  the number of shares being offered;

•                  the terms of the offering;

•                  the names of the participating underwriters, broker-dealers or agents;

•                  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;

•                  the public offering price; and

•                  other material terms of the offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.  Bennett Jones LLP, Toronto, Ontario, is acting as our Canadian counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to General  Moly, Inc.’s Current Report on Form 8-K dated December 21, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of General Moly, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from our web site at http://www.generalmoly.com or from the SEC’s web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Filing	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2016 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2015
Quarterly Reports on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2016
Current Reports on Form 8-K	Filed January 2, June 10 and December 22, 2016
Registration Statement on Form 8-A/A	Filed on October 10, 2007

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that may be offered by this prospectus are sold.  However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO  80401
Attn: R. Scott Roswell
(303) 928-8599

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Registration Fee	$2,920.68
Fees and expenses of accountants	30,000.00
Fees and expenses of counsel to the Registrant	20,000.00
Miscellaneous	1,079.32
Total	$54,000.00

Item 15.  Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i)    the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii)   in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

(i)    by a vote of the majority of disinterested directors (even if less than a quorum);

(ii)   by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii)  by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

(iv)  by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

The Registrant’s certificate of incorporation provides that no director of the company shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s bylaws provide for the Registrant to indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Registrant. The Registrant’s bylaws also provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons, to the fullest extent permitted by the laws of the State of Delaware and subject to certain procedures, against any and all expenses (including attorneys’ fees), damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the company or was serving as the request of the Registrant as a director or officer of another entity.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.  Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
3.1	Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007, and incorporated herein by reference.)
3.2

Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2010, and incorporated herein by reference.)

3.3	Amended and Restated Bylaws (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 10, 2015, and incorporated herein by reference.)
5.1	Opinion of Bryan Cave LLP relating to the validity of the securities being registered.*
10.1

Investment and Securities Purchase Agreement dated April 17, 2015, between General Moly Inc., and Amer International Group Co., Ltd. (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 21, 2015, and incorporated herein by reference.)

10.2

Amendment No. 1 to Investment and Securities Purchase Agreement dated April 17, 2015, between General Moly, Inc. and Amer International Group Co., Ltd. (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, and incorporated herein by reference.)

10.3

Common Stock Purchase Warrant by and between General Moly, Inc. and Amer International Group Co. Ltd. dated November 24, 2015 (Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, and incorporated herein by reference.)

10.4

Stockholder Agreement by and between General Moly, Inc. and Amer International Group Co. Ltd. dated November 24, 2015 (Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, and incorporated herein by reference.)

10.5

Expense Reimbursement Agreement by and between General Moly, Inc. and Amer International Group Co. Ltd. dated November 24, 2015 (Filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, and incorporated herein by reference.)

23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney.*

*                                 Filed herewith.

Item 17.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 22nd day of December, 2016.

GENERAL MOLY, INC.

By:	/s/ LEE M. SHUMWAY
LEE M. SHUMWAY
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ BRUCE D. HANSEN	Chief Executive Officer and Director	December 22, 2016
	Bruce D. Hansen	(Principal Executive Officer)

	/s/ LEE M. SHUMWAY	Chief Financial Officer	December 22, 2016
	Lee M. Shumway	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board	December 22, 2016
Ricardo M. Campoy

	*	Director	December 22, 2016
Mark A. Lettes

	*	Director	December 22, 2016
Gary A. Loving

	*	Director	December 22, 2016
Gregory P. Raih

	*	Director	December 22, 2016
Tong Zhang

*By:	/s/ R. SCOTT ROSWELL
R. Scott Roswell,
Attorney in fact